Exhibit 99.3

For Release:	Contacts:
Friday, April 28, 2006	(Media) Paul Jacobson (303) 268-6426
(Investor Relations) Mark Spiecker (303) 268-6545

Adelphia to Solicit Modified Plan

NEW YORK, April 28, 2006 — On April 28, 2006, Adelphia Communications Corporation (OTC: ADELQ) filed its Modified Fourth Amended Joint Plan of Reorganization and the related Supplement to the Fourth Amended Disclosure Statement with the United States Bankruptcy Court for the Southern District of New York. Prior drafts of these documents were filed on April 26, 2006.

The bankruptcy court today entered an order approving the Supplement to the Disclosure Statement as containing “adequate information” to enable the company’s Chapter 11 bankruptcy creditors and equity holders to make an informed judgment about the company’s Modified Plan of Reorganization.

Adelphia will now begin the process of soliciting its creditors and equity holders to vote on the Modified Plan of Reorganization.

Copies of the Modified Plan and related Disclosure Statement Supplement are available in the investor relations and press room sections of the Adelphia corporate website www.adelphia.com. This press release is not intended to be, nor should it be construed as, a solicitation for a vote on the Modified Plan.

Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves customers in 31 states and offers analog and digital video services, high-speed Internet access and other advanced services over Adelphia’s broadband networks.

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Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorneys’ Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC (“Time Warner”) and Comcast Corporation (“Comcast”) is approved and consummated, whether the Modified Plan is confirmed and consummated in time to close the sale of such assets to Time Warner and Comcast, whether the transactions contemplated by the proposed settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions and those discussed under Item 1A,  “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in the Disclosure Statement Supplement, which is posted on the Company’s website, www.adelphia.com.  Information contained on our Internet website is not incorporated by reference into this press release.  Many of these factors are outside of the Company’s control.

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